UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Salarius Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)
Not Applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SALARIUS PHARMACEUTICALS, INC.

2450 Holcombe Blvd.
Suite X
Houston, TX 77021
713-913-5608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 19, 2025
To Our Stockholders:

NOTICE IS HEREBY GIVEN that Salarius Pharmaceuticals, Inc. will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 AM, CST, on Friday, December 19, 2025. This year’s Annual Meeting will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/SLRX2025. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Information Concerning Voting and Solicitation - Questions and Answer About These Proxy Material and Voting.” The items of business for the meeting are to consider and vote on the following matters described in the accompanying proxy statement:

1.To elect two Class I directors to our Board of Directors (our “Board”), each to serve until our 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (“Proposal 1”).
2.To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached proxy statement (“Proposal 2”).
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 3”).
4.To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
The Board recommends that stockholders vote “FOR” each of the director nominees listed in Proposal 1 and “FOR” Proposals 2 and 3.
Only stockholders of record at the close of business on October 24, 2025 are entitled to notice of, and to vote while attending the Annual Meeting on the Internet.
We are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are mailing to you a Notice of Internet Availability of Proxy Materials instead of paper copies of this Notice of 2025 Annual Meeting of Stockholders and Proxy Statement (this Notice and Proxy Statement) and our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report). Notice and Access provides a convenient way for you to access our proxy materials. The Notice of Internet Availability of Proxy Materials includes instructions on how to access this Notice and Proxy Statement and our Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.

The accompanying proxy statement includes further details with respect to the proposals to be considered at the Annual Meeting. This Notice and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Annual Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By the Order of the Board of Directors
/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer
Houston, Texas
November 7, 2025

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on December 19, 2025:
Copies of our Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Accompanying Form of Proxy Card, and our 2024 Annual Report on Form 10-K are available at: www.proxyvote.com

TABLE OF CONTENTS
Unless otherwise indicated, all share and per share amounts in this proxy statement reflect, as applicable, the occurrence of a 1-for-15 reverse stock split of common stock of the Company that occurred on August 15, 2025.

SALARIUS PHARMACEUTICALS, INC.
PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION

This proxy statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Salarius Pharmaceuticals, Inc. (“we,” “us,” “our,” “Salarius” and the “Company”), a Delaware corporation, of your proxy to vote at our 2025 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Meeting will be held at 10:00 AM, CST, on Friday, December 19, 2025 via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SLRX2025 and entering your 16-digit control number that appears on your proxy card, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on October 24, 2025 (the “Record Date”).

As used in this Proxy Statement, references to “we,” “us,” “our,” “Salarius” and the “Company” refer to Salarius Pharmaceuticals, Inc. and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q: Why am I receiving these materials?
A: Our Board is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting via the webcast to vote on the proposals described in the proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or through the Internet.
We intend to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about November 7, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
Q: Why did I receive a notice regarding the availability of proxy materials on the Internet?
A: Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because the Board is soliciting your vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice and may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Q: Will I receive any other proxy materials by mail?
A: We may send you a proxy card, along with a second Notice, on or after November 7, 2025. In addition, if you wish, we will send you paper copies of our proxy materials, including a proxy card. Instructions on how to request paper copies of the proxy materials can be found in the Notice.
Q: How can I attend the Annual Meeting?

A: To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should have received a voting instruction form provided by your bank, brokerage firm or other nominee rather than from us. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting. The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Central Time, and you should allow ample time for the check-in procedures.
Q: Who can vote at the Annual Meeting?
A: Only stockholders of record at the close of business on the Record Date, October 24, 2025, will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,051,782 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting, via the Internet, by mail, or by telephone as described below. Giving a proxy will not affect your right to vote during the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote promptly to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If on the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization regarding how to vote the shares in your account. Stockholders holding shares through a broker, bank or other nominee should follow the instructions in the materials received from that organization.
Q: What am I voting on?
A: There are three matters scheduled for a vote:
1.To elect two Class I directors to our Board, each to serve until our 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
2.To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in this proxy statement.
3.To ratify the appointment, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.
Q: What are the Board’s recommendations?
A: Our Board recommends that you vote:
•“FOR” ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR;

•“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID BY US TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT; AND
•“FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Q: What if another matter is properly brought before the meeting?
A: The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the proxy holder to vote on those matters in accordance with their best judgment.
Q: How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at that time even if you have already voted by proxy.
•Voting via the Internet. To vote through the Internet, go to www.proxyvote.com. Your vote must be received by 11:59 PM Eastern Time on December 18, 2025. We encourage you to vote via the Internet.
•Voting by mail. To vote using the proxy card, simply mark, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Voting by telephone. To vote over the telephone, dial toll-free 1-800-690-6903, using a touch-tone telephone and follow the instructions on your Notice or proxy card. Your vote must be received by 11:59 PM Eastern Time on December 18, 2025 to be counted.
•Voting at the Annual Meeting. To vote at the Annual Meeting, you must join live online at www.virtualshareholdermeeting.com/SLRX2025 and provide the information that in included in your Notice or proxy card. The webcast will start at 10:00 AM, CST, with log-in beginning at 9:45 AM, CST. You may vote and submit questions while attending the meeting online. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should have received a voting instruction form provided by your bank, brokerage firm or other nominee rather than from us. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions set forth on the Notice or from your broker, bank or other nominee or contact that organization to request a voting instruction form.
We provide telephone and Internet proxy voting to allow you to vote your shares telephonically or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.
Q: How many votes do I have?
A: On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date, which is October 24, 2025.
Q: What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether that organization will still be able to vote your shares depends on whether the particular proposal is deemed to be “routine” under the rules of the New York Stock Exchange (also applicable to companies listed on the Nasdaq Capital Market (“Nasdaq”)). Brokers, banks and other nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.” They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter under applicable NYSE rules. Proposal 1 (election of directors) and Proposal 2 (advisory vote on the approval of named executive officer compensation) are each considered a “non-routine” item for which brokers and nominees do not have discretionary voting power. If your broker, bank or other nominee returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers, banks or other nominees do not have discretionary authority to vote on Proposals 1 and 2, broker non-votes will not be counted for the purpose of determining the number of shares entitled to vote on such proposals. Accordingly, your broker, bank or other nominee may not vote your shares on Proposals 1 or 2 without your instructions but may vote your shares on Proposal 3. If you are a beneficial owner of shares held in “street name” you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from such organization in order to ensure your shares are voted in the way you would prefer.
Q: What if I return a proxy card or otherwise vote but do not make specific choices?

A: If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the nominees for director, “FOR” the approval, on a non-binding advisory basis, of the named executive officer compensation, and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Q: Who am I being asked to appoint as proxy holders and what does it mean?
A: Our Board asks you to appoint our acting Chief Executive Officer, Executive Vice President, and Chief Financial Officer, Mark J. Rosenblum, and our Controller, Annie Yan, as your proxy holders to vote your shares at the Annual Meeting. You make this appointment when you vote.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by our Board.
Unless you otherwise indicate when you vote, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this proxy statement was printed and which, under our amended and restated bylaws (the “Bylaws”), may be properly presented for action at the Annual Meeting.
Q: Who is paying for this proxy solicitation?
A: We will pay the entire cost of the solicitation of proxies for the Annual Meeting. This includes preparation, assembly, printing, and mailing of the Notice, this proxy statement and any other information we send to stockholders. In addition, we may supplement our efforts to solicit your proxy in the following ways:
•we may contact you using the telephone or electronic communication;
•our directors, officers or other regular employees may contact you personally; and
•third parties we may hire as agents for the sole purpose of contacting you regarding your proxy, may contact you.
Q: What does it mean if I receive more than one Notice?
A: If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Salarius Pharmaceuticals, Inc.
Attention: Investor Relations
2450 Holcombe Blvd
Suite X
Houston, TX 77021
713-913-5608
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
Q: Can I change or revoke my vote after submitting my proxy?
A: Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit a properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary.
•You may attend the Annual Meeting via the live webcast and vote. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
We count your most current proxy card or telephone or Internet proxy.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
A:    Stockholders holding shares through a broker, bank or other nominee should follow the instructions for revocation received from that organization.
Q: How are Abstentions, Withheld and Broker Non-Votes counted?
A: For Proposal 1, the election of directors, you may vote “FOR” each of the Class I nominees, vote “AGAINST” any or all of the Class I nominees or “ABSTAIN” with respect to any or all of the Class I nominees. An abstention has the same effect as a vote “AGAINST” a director nominee in Proposal 1. Broker non-votes will have no effect.
For Proposal 2, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” Proposal 2. Broker non-votes will have no effect.
For Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, you may vote “FOR”, vote “AGAINST” or “ABSTAIN”. An abstention has the same effect as a vote “AGAINST” Proposal 3. Broker non-votes will have no effect.

Q: How many votes are needed to approve each proposal?
A: For Proposal 1, the election of the directors, a nominee receiving the affirmative vote of a majority of the voting power of the capital stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be elected. Further, if the majority of the votes cast for a director are marked “AGAINST” or “ABSTAIN” then notwithstanding the valid election of such director, the Bylaws stipulate that such director will voluntarily tender his or her irrevocable resignation for consideration by our Nominating and Corporate Governance Committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the Nominating and Corporate Governance Committee.
For Proposal 2, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the capital stock entitled to vote and present in person or represented by proxy at the Annual Meeting.
For Proposal 3, the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the voting power of the capital stock entitled to vote and present in person or represented by proxy at the Annual Meeting.
Q: What is the quorum requirement?
A: A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 34% of the outstanding shares entitled to vote are present in person at the meeting or represented by proxy. As of the close of business on the Record Date, there were 1,051,782 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, over the Internet or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum either any officer entitled to preside at such meeting or the holders of a majority of the shares present in person at the meeting or represented by proxy and entitled to vote may adjourn the meeting from time to time until a quorum shall be present or represented.
Q: How can I find out the results of the voting at the Annual Meeting?
A: Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Important
Please promptly vote by telephone or the Internet, or by following the instructions provided by your bank, broker or nominee, so that your shares can be represented at the Annual Meeting. This will not limit your rights to attend or vote during the Annual Meeting. Please note, however, that if you wish to vote at the Annual Meeting, you must register in advance, following the instructions above.

DIRECTORS AND EXECUTIVE OFFICERS
Directors
Our Board consists of seven (7) directors which are divided into three classes: Class I, Class II, and Class III. Each class has a three-year term:

•Our Class I directors are Arnold C. Hanish and William K. McVicar and their terms will expire at the Annual Meeting.

•Our Class II directors are David J. Arthur, Bruce J. McCreedy, and Jonathan Lieber and their terms will expire at the annual meeting of stockholders to be held in 2026.

•Our Class III directors are Tess Burleson and Paul Lammers and their terms will expire at the annual meeting of stockholders to be held in 2027.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Our directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of our voting stock of the capital stock issued and outstanding then entitled to vote at an election of directors.

The following table sets forth the name, age and committee appointments of each of our current directors as of October 24, 2025:

Name	Age	Position
William K. McVicar(4)	67	Chair
David J. Arthur	63	Director cer and Director
Tess Burleson(1)(2)(3)	58	Director
Arnold C. Hanish(1)(3)(4)	77	Director
Paul Lammers(3)	68	Director
Jonathan Lieber(1)(2)	56	Director
Bruce J. McCreedy(2)	66	Director

(1)    Member of the Audit Committee.
(2)    Member of the Nominating and Corporate Governance Committee.
(3)    Member of the Compensation Committee.
(4) Nominee for election at the Annual Meeting.

The names of the nominees and certain biographical information about each current director, including a description of his or her business experience, qualifications, education and skills that led our Board to conclude that such individual should serve as a member of our Board, are set forth below:

Nominees for Election at the Annual Meeting for a Three-Year Term
Arnold Hanish
Mr. Hanish has served as a member of the Board since July 2019. Mr. Hanish served in various management roles at Eli Lilly and Company, a pharmaceutical company, including Vice President and Chief Accounting Officer. Prior to Eli Lilly and Company, Mr. Hanish held numerous positions at Arthur Young & Company (currently Ernst & Young) from 1970-1984, including being the Director of Tax in the Indianapolis office from 1979-1984. Mr. Hanish served as a member of the Deloitte and Touche, LLP, a professional services company, Audit Quality Review Council from 2013 to 2023. In addition, Since September 2012, Mr. Hanish has served on the board of directors of Omeros Corporation (Nasdaq:OMER), a biopharmaceutical company, and Chairs its Audit Committee. From 2007 to 2010, Mr. Hanish served as the Chairperson of the Financial Executives International Committee on Corporate Reporting and was on their SEC and Public Company Accounting Oversight Board (“PCAOB”) subcommittees. In 2016, Mr. Hanish was inducted into the Financial Executives International Hall of Fame. From 2004 to 2008 and again in 2011 and 2012, Mr. Hanish was a member of the Standing Advisory Group of the PCAOB, a nonprofit audit oversight organization. Since 2010, Mr. Hanish has served on the Dean of the College of Businesses, Business Advisory Council and recently received the Distinguished Service Award from the college of business at the University of Cincinnati. Mr. Hanish earned a B.B.A. in Accounting from the University of Cincinnati and is a licensed CPA in Indiana and Ohio.
Our Board believes that Mr. Hanish is qualified to serve on the Board as a result of his experience in the pharmaceutical industry, as well as deep experience in accounting and public company financial matters.
William McVicar, Ph.D.
Dr. McVicar has served as a member of the Board since the completion of the reverse acquisition in July 2019. Prior to completion of the acquisition, Dr. McVicar served as a member of the board of directors of Flex Pharma, Inc. (“Flex Pharma”) since August 2017, and served as its chief executive officer from July 2017 to July 2019. Dr. McVicar joined Flex Pharma in April 2017 as President of Research & Development. Prior to joining Flex Pharma, Dr. McVicar also serves as president and CEO of Neuromity Therapeutics, LLC since November 2021 and serves as Chief Operating Officer (acting) at Satellos Biosciences, Inc. since July 2020. Additionally, Dr. McVicar served as Executive Vice President of pharmaceutical development, chief scientific officer and president during his tenure at Inotek Pharmaceuticals Corporation from September 2007 to April 2017. Dr. McVicar also held various positions at Sepracor, Inc, Novartis AG and RPR Gencell, the Gene and Cell Therapy Division of Rhone Poulenc Rorer. Dr. McVicar earned his B.S. in Chemistry from the State University of New York College at Oneonta and his Ph.D. in Chemistry from the University of Vermont.
Our Board believes that Dr. McVicar is qualified to sit on the Board due to his over 30 years of biologic and drug development experience and his experience as a senior executive.
Directors Continuing in Office Until the 2026 Annual Meeting
David J. Arthur
Mr. Arthur has served has served as a member of the Board since July 2019. Mr Arthur served as our President and Chief Executive Officer from July 2019 to August 2025. Mr. Arthur previously served as the Chief Executive Officer of our predecessor from November 2015 to July 2019 and as a manager of our predecessor’s board of managers from January 2017 July 2019. Mr. Arthur’s full-time employment with the Company ended, effective February 2024, but he continued to serve as Chief Executive Officer of the Company in his role as a part-time consultant until his resignation in August 2025. Mr. Arthur currently serves as Chief Executive Officer of NanOlogy, LLC, which role he has held since July 2025. From January 2012 to October 2015, Mr. Arthur served as managing director of Dacon Pharma, LLC, a life science focused strategy, planning and evaluation company. From 1990 to 2010, Mr. Arthur served in a number of executive roles at Eli Lilly and Company and from 2010 to 2011 served in executive roles with Boehringer Ingelheim GmbH. Mr. Arthur earned a B.S. in Chemical Engineering from North Carolina State University and an M.B.A. from the Duke University Fuqua School of Business.
Our Board believes that Mr. Arthur’s experience as our former Chief Executive Officer, and his past experience as a life sciences executive and as a committee chairman and member on the executive committees of a variety of major pharmaceutical alliances, including Eli Lilly/BioMS, Eli Lilly/Amylin and Boehringer Ingelheim/Eli Lilly qualify him to serve on our Board.
Jonathan Lieber
Mr. Lieber has served as a member of the Board since June 2020. Since February 2023, he has served as Chief Financial Officer and Treasurer of Rallybio Corporation (Nasdaq: RLYB), a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases. From September 2021 until its sale in November 2022, he served as Chief Financial Officer of Applied Genetic Technologies Corporation (Nasdaq: AGTC), a clinical stage biotechnology company focused on the development and commercialization of adeno-associated virus (AAV)-based gene therapies for the treatment of rare and debilitating diseases. From December 2018 through September 2021, Mr. Lieber served as a Managing Director of Danforth Advisors LLC, a firm that provides strategic CFO advisory and outsourced accounting services to healthcare companies. In that capacity, he served as interim CFO for several private and public healthcare companies. From July 2015 through September 2019, Mr. Lieber was Chief Financial Officer of Histogenics Corporation (Nasdaq: HSGX) a cell therapy company developing products for the orthopedics market. Starting July 2025, Mr. Lieber served as a board member of MindWalk Holdings Corp. (Nasdaq: HYFT). Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration from Boston University.
Our Board believes that Mr. Lieber is qualified to serve on the Board due to his experience in the healthcare industry, which will enable him to contribute important strategic insights to the Company.
Bruce J. McCreedy, Ph.D.
Dr. McCreedy has served as a member of the Board since July 2019 and has served as Chief Scientific Officer of ONK Therapeutics, Inc. since December 1, 2022. Prior to that, Dr. McCreedy served as the Chief Scientific Officer of Myeloid Therapeutics, Inc. from April of 2021 until November, 2022. Dr. McCreedy served as our interim Chief Science Officer from January 2020 through March 30, 2021 and was the Senior Vice President of Cell Therapy at Precision Biosciences, Inc. from 2015 to 2020. Prior to his position at Precision Biosciences, Dr. McCreedy served as the Executive Vice President of Research and Development and Chief Development Officer of Neximmune, Inc., a biotechnology company, from April 2011 to August 2015, and the Managing Partner of PharmaNav, LLC, a biotechnology company, from 2008 to 2011. From 2006 to 2008, Dr. McCreedy served as Vice President of Strategic and Clinical Development at Metabolon, Inc., a metabolomics company and from 2002 to 2006 served as the President, Chief Executive Officer and a Director for Fulcrum Pharma Developments, Inc., a drug development company (acquired by Icon plc). Prior to 2002, Dr. McCreedy has also served as Vice President at Triangle Pharmaceuticals, Inc., a pharmaceutical company (acquired by Gilead Sciences, Inc.), CEO of Therapyedge, Inc., a healthcare and information services company (acquired by Advanced Biological Laboratories S.A.), and Associate Vice President of Laboratory Corporation of America Holdings, a clinical laboratory network, and Roche

Biomedical Laboratories, Inc., a drug development company. Dr. McCreedy earned a B.S. in Medical Microbiology from Wake Forest University and a Ph.D. in Microbiology and Immunology from Wake Forest University School of Medicine.
Our Board believes that Dr. McCreedy is qualified to serve on the Board due to his deep experience in the biotechnology industry, which will enable him to contribute important strategic insights to the Company.
Directors Continuing in Office Until the 2027 Annual Meeting
Tess Burleson
Ms. Burleson has served as a member of the Board since July 2019. Ms. Burleson has served as the chief operating officer of TGen, a Medical R&D organization, since 2007, and has served as the president of TGen Health Ventures, LLC a venture capital company, since 2009. She also serves as an advisor to bankers and investors in the life sciences industry. Prior to joining TGen, Ms. Burleson served as the chief financial officer at Lovelace Health System enterprises from 1997 to 2007, president at Lovelace Scientific Resources from 1993 to 1997, and as a senior associate at KPMG from 1990 to 1993. Ms. Burleson earned a B.B.A from Robert O. Anderson School of Business at University of New Mexico and her M.B.A. from the Anderson Graduate School of Management at University of New Mexico.
Our Board believes that Ms. Burleson is qualified to serve on the Board as a result of her extensive operational experience in the biotechnology industry and experience in financial and accounting matters.
Paul Lammers, MD, MSc
Dr. Lammers has served as a member of the Board since July 2019 and previously served as our lead independent director. In February 2024, Dr. Lammers retired as CEO of Triumvira Immunologics, a privately held engineered T cell therapy company and for which he raised over $125 million from leading venture firms, where he served starting in 2018. Before Triumvira, Dr. Lammers served as President & CEO at Mirna Therapeutics, for which company he raised $160 million through venture capital and Federal and State government funding, as well as a public listing (Nasdaq: MRNA) in 2015. Previously, he served as Chief Medical Officer and Head of US Product Development for EMD Serono. During his early industry tenure, Dr. Lammers also held various executive/senior management positions in clinical development, medical and regulatory affairs, at different pharmaceutical companies, as well as at small public and privately held biotechnology companies. Until Q2-2025, Dr. Lammers served as Director for private oncology biotechnology company, Immunomet Therapeutics, and currently serves as Director for private oncology biotechnology company, Diakonos Oncology. Dr. Lammers obtained both his Master of Science in Biology, and his Medical Degree from Radboud University, Nijmegen, The Netherlands.
Our Board believes that Dr. Lammers is qualified to serve on the Board as a result of his extensive experience in the pharmaceutical industry and deep understanding of oncology drugs.
Executive Officers

The following table shows information about our executive officers as of October 24, 2025:

Name	Age	Position
Mark J. Rosenblum	72	Acting Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer

The following presents biographical information for our executive officer in the table above.
Mark J. Rosenblum. Mr. Rosenblum has served as our acting Chief Executive Officer since August 2025 and as our Executive Vice President Finance and Chief Financial Officer since September 2019. Prior to September 2019, Mr. Rosenblum served as a financial consultant to us since February 2019. Prior to joining us, Mr. Rosenblum served as chairman, chief executive officer and a director of ActiveCare, Inc. (Nasdaq: ACAR), a healthcare company, from December 2017 to March 2019, which was sold to Biotelemetry, Inc (now Royal Philips (NYSE: PHG). Mr. Rosenblum worked as a financial consultant for various companies from 2014 to 2017. Prior to that, Mr. Rosenblum served as the chief financial officer of Advaxis, Inc. (Nasdaq: ADXS), a biotechnology company, from January 2010 to April 2014. From 1985 through 2003, Mr. Rosenblum was employed by Wellman, Inc., a global public chemical manufacturer, which was subsequently acquired by DAK Americas, serving in various capacities including chief accounting officer. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree in Accounting from the University of South Carolina. Mr. Rosenblum began his career in 1977 with Haskins & Sells, CPA (currently known as Deloitte), was a licensed Certified Public Accountant for over 30 years, and is currently a member of the American Institute of Certified Public Accountants.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Arrangements between Officers and Directors
To our knowledge, except as otherwise disclosed herein, there is no arrangement or understanding between any of our officers or directors and any other person, including between officers and directors, pursuant to which the officer or director was selected to serve as an officer or director.

CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are organized under the direction of the Board, which currently consists of seven members. Dr. McVicar currently serves as the Chair of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management. Our Board meets on a regular basis and additionally as required.
Director Independence
The Nasdaq Listing Rules generally require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that six of our current directors, including Mr. McVicar, Ms. Burleson, Mr. Hanish, Dr. Lammers, Dr. McCreedy and Mr. Lieber, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq.
Our Board has determined that Mr. Arthur, former Chief Executive Officer of the Company, is not independent under the applicable rules and regulations of the SEC and Nasdaq Listing Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Bylaws provide that if a chair of the Board of Directors is appointed, that person will preside at all meetings of the Board of Directors at which they are present. Currently, the position of chair of our Board of Directors is filled by Dr. McVicar.
The Board of Directors periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our stockholders.
Insider Trading Policy; Anti-Hedging Policy
We have adopted an insider trading policy that sets forth guidelines and restrictions applicable to transactions involving our stock by our directors, officers and employees. Among other things, our insider trading policy prohibits our directors, officers and employees from engaging in purchases, sales and/or other dispositions of our securities, including puts, calls, options or other derivative securities based on the Company’s securities. These hedging transactions are prohibited because they would allow directors, officers and employees to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, their interests and the interests of the Company and its stockholders may be misaligned and may signal a message to the trading market that may not be in the best interests of the Company and its stockholders at the time it is conveyed. Our insider trading policy also prohibits directors, officers and employees from engaging in short sales of the Company’s securities. Our insider trading policy does not cover transactions of our securities by the Company itself. Our full insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Role of our Board of Directors in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee also assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements.
Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board has adopted a charter for each of these committees, each of which complies with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they are applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website at http://investors.salariuspharma.com/corporate-governance/highlights.
Audit Committee
The Audit Committee currently consists of Ms. Burleson, Mr. Hanish, and Mr. Lieber. Mr. Hanish serves as the chair of our Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee satisfies Nasdaq and SEC independence requirements. The Board of Directors has determined that Mr. Hanish qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board of Directors has considered Mr. Hanish’s business background and previous experience. Both our independent registered public accounting firm and management periodically meet with the Audit Committee.
The functions of this committee include, among other things:
•selecting, on behalf of the Board, an independent public accounting firm to audit our financial statements;
•reviewing our financial reporting processes and disclosure controls;
•discussing with the independent auditors their independence, reviews and discusses our audited financial statements with the independent auditors and management;
•recommending to the Board whether the audited financials should be included our annual reports to be filed with the SEC;
•overseeing management’s identification, evaluation, and mitigation of major risks to the Company;
•reviewing and considering “related person transactions” under our Related Person Transaction Policy; and
•reviewing any proposed waiver of our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and making recommendations to the Board with respect to the disposition of any proposed waiver.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee
Our Compensation Committee currently consists of Ms. Burleson, Mr. Hanish, and Dr. Lammers. Dr. Lammers serves as the chair of our Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Board has determined that each of the members of the Compensation Committee satisfies Nasdaq and SEC independence requirements.
The functions of this committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•approving equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards;
•overseeing the administration of our employee benefit plans;
•reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material arrangements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•monitoring our compliance with the requirements under the Sarbanes-Oxley Act relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefit;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with our Board.
We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Burleson, Dr. McCreedy and Mr. Lieber. Ms. Burleson serves as the chair of our Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies Nasdaq and SEC independence requirements. The functions of this committee include, among other things:
•identifying, reviewing, and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of the Board, and individual directors and determining whether continued service on our board is appropriate;
•establishing procedures for nominations by stockholders of candidates for election to the Board;
•evaluating nominations by stockholders of candidates for election to the Board;
•overseeing the self-evaluation process of the Board and each of its committees;
•evaluating the current size, composition, and organization of our Board and its committees and making recommendations to our Board for approvals;
•developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends; and
•reviewing periodically the Nominating and Corporate Governance Committee charter, structure, and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.
We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Board and Committee Meeting Attendance
In 2024, our Board held five meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable. Our non-management directors meet in regularly scheduled sessions without the presence of management in executive sessions. Our Audit Committee held four meetings, our Compensation Committee held two meetings in 2024 and our Nominating and Corporate Governance Committee held zero meetings in 2024. Directors are encouraged to attend our annual meeting of stockholders, either via webcast or telephonically.
Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at www.salariuspharma.com. Information contained on or accessible through our website is not a part of this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

We also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our Audit Committee.
Director Nominations
Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our Board for nomination or election.
Director Criteria. Our Nominating and Corporate Governance Committee has a policy regarding consideration of director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience, and capability. In addition to considering an appropriate balance of knowledge, experience, and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, genders, and ethnicities. Our Nominating and Corporate Governance Committee selects director candidates based on the candidate possessing relevant market and technological expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity, potential for long-term contribution to the Company’s business, and having the commitment and vision to rigorously represent the long-term interests of the Company’s stockholders. Our Nominating and Corporate Governance Committee believes it is appropriate for a majority of the members of our Board to meet the definition of “independent director” under the Nasdaq rules. Our Nominating and Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.
Prior to each annual meeting of stockholders, our Nominating and Corporate Governance Committee first identifies nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. If a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by members of the Nominating and Corporate Governance Committee, by other members of our Board, by any executive search firm engaged by the Nominating and Corporate Governance Committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Secretary, any member of the Nominating and Corporate Governance Committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.
Stockholder Nominees. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than one hundred twenty (120) days nor less than ninety (90) days prior to the anniversary of the previous year’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by our Secretary not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd. Suite X, Houston, TX 77021. You can obtain a copy of our Bylaws by writing to the Secretary at this address.
Meetings of Our Independent Directors and Communications with our Board of Directors
During meetings of the Board, the independent directors meet regularly in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our Board recommends that stockholders and other interested parties initiate communications with our Board, the independent directors, the Chair, or any committee of our Board in writing to the attention of our Secretary, Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd. Suite X, Houston, TX 77021. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations, or advertisements.
2024 Director Compensation
The following table sets forth the compensation to our non-employee directors that was paid or accrued by us in 2024 pursuant to the non-employee director compensation policy described below.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Options(3)	Total
Tess Burleson	$48,000	$9,944	$57,944
Arnold C. Hanish	$52,500	$9,944	$62,444
Paul Lammers	$51,750	$9,944	$61,694
Jonathan Lieber	$42,500	$9,944	$52,444
Bruce J. McCreedy	$37,000	$9,944	$46,944
William K. McVicar	$65,000	$9,944	$74,944
(1)Mr. Arthur is not included in this table as he served as our chief executive officer as a full time employee and received no extra compensation for his service as a director while he was an employee of the Company. The director fees received by Mr. Arthur following his cessation of employment is included in the Summary Compensation Table.
(2)The amounts listed in this column represent the retainer paid to each director for their service on the board and any committees on which they served during 2024.
(3)We estimated the grant date fair value of the stock options in accordance with FASB ASC Topic 718.

Director Compensation Arrangements
Our non-employee director compensation is comprised of cash compensation and equity compensation. Further, we reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board.

Generally, our Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board makes changes in its director compensation practices only upon the recommendation of the Compensation Committee, and discussion and approval by the Board.
Our Board, following the Compensation Committee’s recommendation, has approved the compensation of our non-employee directors, as described below. The Compensation Committee believes that our non-employee director compensation remains aligned with director compensation practices at our peer companies while considering the ongoing cash constraints of the Company.
Cash Compensation
On February 20, 2024, the Board approved a reduction in cash compensation payable to its non-employee directors. Effective as of April 1, 2024, non-employee directors receive an annual cash retainer of $30,000 (previously $40,000) for their Board service. In addition, the Chair of the Board receives an additional annual cash retainer of $20,000 (previously $40,000), the Chair of the Audit Committee of the Board receives an additional annual cash retainer of $10,000 (previously $20,000), and members of the Audit Committee will receive an additional annual cash retainer of $3,500 (previously $7,500). No additional cash retainers will be paid for serving as a Chair or member of the Compensation Committee of the Board or the Governance and Nominating Committee of the Board. Mr. Arthur is eligible to receive compensation as a non-employee member of the Board.
Outstanding Equity Awards
The following table provides information regarding the aggregate number of shares subject to outstanding stock options held by non-employee directors as of December 31, 2024:

Name	Number of Shares Subject to Outstanding Stock Options	Number of Restricted Shares of Common Stock
Tess Burleson	194	12
Arnold C. Hanish	194	12
Paul Lammers	194	12
Jonathan Lieber	192	12
Bruce J. McCreedy	194	12
William K. McVicar	194	12

EXECUTIVE COMPENSATION
Our “named executive officers” for the year ended December 31, 2024, were:
•David J. Arthur, our former President and Chief Executive Officer; and
•Mark J. Rosenblum, our acting Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer.
On February 20, 2024, we entered into a separation and release agreement with Mr. Arthur, as more fully described below in “Employment and Separation Agreements.”
On February 20, 2024, the Company and Mr. Rosenblum, entered into that certain Amendment to Executive Employment Agreement, which amends that certain Executive Employment Agreement, dated April 24, 2020, by and between the Company and Mr. Rosenblum solely to provide Mr. Rosenblum with the option to receive any severance that may be owed to Mr. Rosenblum pursuant to Section 5I(i) thereof in in equal installments over a period of time or in a lump-sum amount.
Investors are encouraged to read the compensation discussion below under “Narrative Disclosure to Summary Compensation Table” in conjunction with the summary compensation tables and related notes.
Summary Compensation Table
The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2024, and 2023 for our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
David J. Arthur former President and Chief Executive Officer	2024	$176,153(1)	—	$8,265	$550,032(4)	$734,450
	2023	$500,000	$31,400	—	$13,200(5)	$544,600
Mark J. Rosenblum Executive Vice President, Finance and Chief Financial Officer	2024	$330,000	—	$11,372	$9,050(5)	$350,422
	2023	$330,000	$12,560	—	$13,200	$355,760

(1)The amount shown comprises $68,750 in salary earned and paid in 2024 to Mr. Arthur pursuant to his employment agreement and $107,403 in consulting fees earned and paid to him pursuant to that certain Consulting Agreement. dated February 20, 2024, by and between us and Mr. Arthur.
(2)The amounts reported in this column represent the grant date fair value of the restricted stock granted, calculated in accordance with FASB ASC Topic 718 using the close price of our common stock on the grant date.
(3)The amounts reported in this column represent the grant date fair value of stock options using the Black-Scholes option-pricing model computed in accordance with FASB ASC Topic 718. See Note 8 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions used in such valuation.
(4)The amount shown represents Mr. Arthur’s severance payment of $500,000, unused paid time off of $5,341 and COBRA premiums of $19,691 paid in 2024 pursuant to that certain Separation and Release Agreement, dated February 20, 2024, between us and Mr. Arthur, $2,500 in matching contributions by us pursuant to our 401(k) plan, and $22,500 of director fee earned in 2024 following Mr. Arthur’s termination of employment.

(5)The amount shown represents matching contributions by us pursuant to our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

In the process of determining compensation for our named executive officers, the Compensation Committee considers the current financial position of the Company, the strategic goals of the Company, and the performance of each of our named executive officers. In addition, from time to time, the Compensation Committee considers the various components (described below) of our compensation program for executives in relation to compensation paid by other public companies, compensation data, their historical review of all executive officer compensation, and recommendations from our Chief Executive Officer (other than for his own salary). The Compensation Committee has the sole authority to select, compensate and terminate its external advisors.
The Compensation Committee utilizes the following components of compensation (described further below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any excessive risk-taking behavior:
•Base Salary;
•Non-equity incentive plan compensation;
•Annual long-term equity compensation;
•Personal benefits and perquisites; and
•Acceleration and severance agreements tied to changes in control of the Company.
Base Salaries
Our named executive officers receive base salaries as set forth in their respective employment or consulting agreements. Each named executive officer is eligible for annual raises subject to review and approval of the Compensation Committee. There were no salary raises in 2024. Mr. Arthur’s base salary was $500,000 for the portion of 2024 during which he served as an employee and, following his termination, Mr. Arthur received $10,417 per month pursuant to the terms of his consulting agreement. Mr. Rosenblum’s base salary was $330,000 for 2024.
Non-Equity Incentive Plan Compensation
Target bonuses are reviewed annually and established as a percentage of the executives’ base salaries, generally based upon seniority of the officer and targeted at or near the median of the peer group (with reference to our corporate compensation philosophy) and relevant survey data. Each year, the Compensation Committee establishes corporate and individual objectives and respective target percentages, taking into account recommendations from our Chief Executive Officer as it relates to executive positions other than the Chief Executive Officer’s compensation. Our Chief Executive Officer’s target bonus is set by the Compensation Committee to align entirely with our overall corporate objectives. At the end of each fiscal year-end, our Chief Executive Officer provides the Compensation Committee with a written evaluation showing actual performance as compared to corporate and/or individual objectives, and the Compensation Committee uses that information, along with the overall corporate performance, to determine what percentage of each executive’s bonus target will be paid out as a bonus for that year. Overall, the Compensation Committee seeks to establish the corporate and individual functional goals to be highly challenging yet attainable.

Mr. Arthur’s and Mr. Rosenblum’s target bonus’ for both 2024 and 2023 as a percentage of base salary was 50% and 35% respectively. Neither named executive officer received a bonus for our 2023 and 2024 fiscal years.
Long-Term Equity Compensation
We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders and to reward the executives’ longer-term performance. Historically, the Compensation Committee has granted stock options, although from time-to-time, to further increase the emphasis on compensation tied to performance, the Compensation Committee may grant other equity awards as allowed by the Salarius Pharmaceuticals 2015 Equity Incentive Plan. The Compensation Committee may grant stock options, restricted stock, restricted stock units and similar equity awards permitted under our plans based on its judgment as to whether the complete compensation packages to our executives, including prior equity awards, are appropriate and sufficient to retain and incentivize the executives and whether the grants balance long-term versus short-term compensation. The Compensation Committee also considers our overall performance as well as the individual performance of each of our named executive officers, the potential dilutive effect of restricted stock awards, the dilutive and overhang effect of the equity awards, and recommendations from the Chief Executive Officer (other than with respect to his own equity awards).
Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.
Restricted stock is granted at the closing price of the Company’s common stock on the grant date.
On February 20, 2024, the Compensation Committee granted Mr. Rosenblum an option to purchase 188 shares of our common stock at an exercise price of $68.53 per share. 25% of the options vests on February 20, 2025 and the remaining 1/36 of the remaining option vests on each monthly anniversary thereafter for 36 months.
On April 11, 2024, the Compensation Committee granted Mr. Arthur an option to purchase 171 shares of our common stock at an exercise price of $61.20 per share. 100% of the option vest on April 11, 2025.
Personal Benefits and Perquisites
All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts, 401(k), and an employee stock purchase program. These plans are available to all full-time employees. In keeping with our philosophy to provide total compensation that is competitive within our industry, we offer limited personal benefits and perquisites to our executive officers. You can find more information on the amounts paid for these perquisites to or on behalf of our named executive officers in our Summary Compensation Table.
Nonqualified Deferred Compensation
None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Outstanding Equity Awards at fiscal year end

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2024:

	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options that are exercisable	Number of securities underlying unexercised options that are unexercisable		Option exercise Price	Option expiration date	Number of shares or units of stock that have not vested(3)	Market value of shares or units of stock that have not vested (4)
David J. Arthur	9/10/2019	10	-		$24,000	9/10/2029
	3/23/2020	20	-		$1,830	3/22/2030
	7/14/2020	113	-		$3,960	7/13/2030
	12/2/2020	92	-		$2,220	12/1/2030
	1/20/2022	121	45	(1)	$1,440	1/19/2032
	1/3/2023						87	$2,401
	4/11/2024	-	171	(2)	$61.20	4/11/2034
Mark J. Rosenblum	9/10/2019	6	-		$24,000	9/10/2029
	3/23/2020	10	-		$1,830	3/22/2030
	7/14/2020	17	-		$3,960	7/13/2030
	12/2/2020	27	-		$2,220	12/1/2030
	1/20/2022	49	18	(1)	$1,440	1/19/2032
	1/3/2023						35	$966
	2/20/2024	-	188	(1)	$68.53	2/20/2034

(1)Represents options of which 25% will become exercisable on the one-year anniversary with the remainder becoming exercisable in equal 1/36th installments on the last day of each calendar month thereafter.
(2)100% of the options will become exercisable on the one-year anniversary of the grant date.

(3)25% of the shares of restricted stock vested on January 2, 2024 and 1/36 of the remaining shares of restricted stock will vest on monthly anniversaries thereafter.
(4)The market value of unvested stock awards is based on the closing market price of our common stock on December 31, 2024 of $27.5986.
Employment and Separation Agreements
Below are descriptions of the employment or separation agreements with our named executive officers. Furthermore, each of our executive officers has executed a form of our standard proprietary information and inventions assignment agreement.

David J. Arthur
Separation Agreement
On February 20, 2024 (the “Separation Date”), we entered into a separation and release agreement (the “Separation Agreement”) with David J. Arthur, our former President and Chief Executive Officer, which provided for Mr. Arthur’s separation of employment, effective as of the Separation Date. Under the Separation Agreement, we paid Mr. Arthur a lump-sum payment of $500,000 equal to the amounts owed to him pursuant to Section 5(c)(ii) of that certain Amended and Restated Employment Agreement. Under the terms of the Separation Agreement, Mr. Arthur elected to receive such amounts in a lump sum.
Mr. Arthur remained as our principal executive officer and provided services to us in such capacity pursuant to a Consulting Agreement, dated February 20, 2024 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Arthur was required to devote at least one-fourth (1/4) of his time on a weekly basis (on average 10 or more hours/week) to performing the services set forth in the Consulting Agreement. In exchange for Mr. Arthur’s services as set forth in the Consulting Agreement, Mr. Arthur received $10,417 per month. The term of the Consulting Agreement was set to expire on February 20, 2025, unless earlier terminated by either party in accordance with the terms of the Consulting Agreement. On February 20, 2025, we entered into the Amendment 1 to the Consulting Agreement (the "Amendment"). In exchange for Mr. Arthur’s services as set forth in the Amendment, Mr. Arthur received $500 per hour until his resignation in August 2025.
In addition, on the Separation Date, we entered into a Notice of Stock Option Amendment with Mr. Arthur (the “Notice of Stock Option Amendment”), pursuant to which the Board amended the stock options to purchase shares of common stock granted to Mr. Arthur on September 10, 2019, March 23, 2020, July 14, 2020, December 2, 2020 and January 20, 2022 pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) to extend the post-termination exercise period from 90 days to 18 months upon the termination of Mr. Arthur’s “Continuous Service” (as defined in the 2015 Plan) for any reason other than for “Cause” (as defined in the 2015 Plan), but not beyond the term of the applicable stock option, and subject to earlier termination (such as in connection with a “Corporate Transaction” (as defined in the 2015 Plan) as provided under the 2015 Plan.
Mr. Arthur also entered into an updated indemnification agreement with the Company (the “Indemnification Agreement”) to reflect his change in status from an employee of the Company to a consultant.
Mark J. Rosenblum

On April 24, 2020, we entered into an Executive Employment Agreement with Mark J. Rosenblum, its Executive Vice President of Finance and Chief Financial Officer (the “Rosenblum Agreement”). Under the Rosenblum Agreement, Mr. Rosenblum was originally entitled to an annual base salary of $265,000. Mr. Rosenblum is also eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our executives from time to time. In December 2021 Mr. Rosenblum’s base salary was increased to $300,000, which increase became effective January 1, 2022. In November 2022 Mr. Rosenblum’s base salary was increased to $330,000, which increase became effective January 1, 2023. On February 20, 2024, we entered into an amendment to the Rosenblum Agreement to provide Mr. Rosenblum with the option to receive any severance that may be owed to him pursuant to Section 5(c)(i) thereof in equal installments over a period of time or in a lump-sum amount.
Clawback Policy
We have a compensation recoupment, or clawback, policy, which we adopted to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. The clawback policy includes mandatory recoupment of excess incentive-based compensation received by a covered executive (including the Named Executive Officers) on or after October 2, 2023 in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, as required by Exchange Act Rule 10D-1.
Additional Narrative Disclosure: Termination-Based Compensation
The Rosenblum Agreement provides that, so long as Mr. Rosenblum executes a release and settlement agreement with the Company, and subject to applicable withholdings, he would be entitled to receive a cash severance and an amount for premium payments under COBRA. Under the Rosenblum Agreement, the cash severance is equal to 9 months and if Mr. Rosenblum elects continuation coverage under COBRA or state law equivalent or enrollment in an individual marketplace, we will pay him an amount equal to the 9 months’ worth of total premium payments (or until the date the executive secures reasonably comparable coverage with another employer, if sooner). These payments to Mr. Rosenblum are required to be made upon the following termination events:
•In the event we or a successor entity terminates the executive’s employment for any reason other than a termination for Cause, or in connection with death, a permanent disability, or our dissolution; and
•In the event that, within the 18-month period following a Change in Control of the Company or a successor entity terminates the executive’s employment for any reason other than a termination for Cause or in connection with death, a permanent disability, or the Company’s dissolution, or if the executive terminates his employment for Good Reason.
The following definitions have been adopted in the Rosenblum Agreement:
“for Cause” shall be determined by the board of managers by a majority vote (not including such employee with respect to an event related to him) and shall mean:
•any material breach, which is not cured within 30 days after written notice thereof, of the terms of Rosenblum Agreement by the executive, or the failure of the executive to diligently and properly perform his duties, or the executive’s failure to achieve the objectives specified by the board of managers;

•the executive’s misappropriation or unauthorized use of the tangible or intangible property of the Company, or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation;

•any material failure to comply with company policies or any other policies and/or directives of the board of managers, which failure is not cured within 30 days after written notice thereof, provided that no cure period is available for a failure to comply with policies related to harassment, unlawful discrimination, retaliation or workplace violence;

•the executive’s use of illegal drugs or any illegal substance, or alcohol in any manner that materially interferes with the performance of his duties under the Rosenblum Agreement;

•any dishonest or illegal action (including, without limitation, embezzlement) or any other action by the executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;

•the executive’s failure to fully disclose to us any material conflict of interest he may have in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

•any adverse action or omission by the executive which would be required to be disclosed pursuant to public securities laws or which would limit the ability of us or our affiliates to sell securities under any Federal or state law or which would disqualify us or our affiliates from any exemption otherwise available to it.
“Good Reason” means the occurrence of any of the following actions taken by us without the executive’s consent, but only if (a) the executive informs us within 90 days of its occurrence that an event constituting Good Reason has occurred (b) we fail to cure the event within 90 days of such notice, and (c) the executive terminates his employment within 6 months of the initial occurrence:
•for a period of twelve months immediately following a Change of Control, or the “Post-COC Period”, his salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced or diminished to less than an executive “C” level position;
•any time after the Post-COC Period, the executive’s salary, bonus or equity are reduced or diminished, or his duties and responsibilities or position are reduced when compared to his duties and responsibilities immediately prior to Change of Control;
•we materially breach our obligations under the applicable Rosenblum Agreement; or
•the executive is required to relocate by more than 50 miles outside the extraterritorial jurisdiction of Houston, Texas.
“Change in Control” means (i) a financing transaction or any transaction designed to raise money for our continuing operations or any sale, exchange, transfer, or issuance, or related series of sales, exchanges, transfers, or issuances, of our equity units by us or any holder thereof, in which the holders of our equity units immediately prior to such transaction or event no longer hold beneficial ownership of at least fifty percent (50%) of our outstanding equity units immediately after any such transaction or event; or (ii) a significant transaction involving the out-licensing of our lead clinical asset, a sale of substantially all of our assets, or our liquidation or dissolution.
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act), we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

Year	Summary Compensation Table for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Totals for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEO(2)(3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Loss (in millions)
2024	$734,450	$727,586	$350,422	$343,233	$1.86	$5.58
2023	$544,600	$516,927	$355,760	$345,284	$5.25	$12.54
2022	$941,023	$609,104	$494,554	$383,431	$12.35	$31.61

(1) The PEO for 2024, 2023 and 2022 is David Arthur. The Non-PEO NEO for whom the average compensation is presented in the table for 2024, 2023 and 2022 is Mark Rosenblum.

(2) The amounts shown as Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and Non-PEO NEO. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3) CAP reflects the exclusions and inclusions for the PEO and the Non-PEO NEO set forth below. Amounts excluded, which are set forth in the “Minus Stock and Option Awards from Summ. Comp. Table” columns below, represent the stock awards and option awards reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for each applicable year. Amounts added back to determine CAP are made up of the following components which are set forth in the table below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted. Equity values are calculated in accordance with ASC Topic 718.

Year	Summary Comp. Table Total for PEO	Minus Stock and Option Awards from Summ. Comp. Table	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to PEO
2024	$734,450	$8,265	$1,522	($163)	$0	$42	$727,586
2023	$544,600	$31,400	$13,000	($10,395)	$0	$1,122	$516,927
2022	$941,023	$211,448	$20,526	($101,823)	$0	($39,174)	$609,104

Year	Summary Comp. Table Total for Other NEO	Minus Stock and Option Awards from Summ. Comp. Table	Plus Year-End Equity Value of Unvested Awards Granted During Year	Plus Change in Value of Unvested Awards Granted in Prior Years	Plus Value of Awards Granted and Vested During Year	Plus Change in Value of Prior Years’ Awards Vested During Year	Comp. Actually Paid to Other NEO
2024	$350,422	$11,372	$4,230	$(65)	$0	$18	$343,233
2023	$355,760	$12,560	$5,200	$(3,791)	$0	$675	$345,284
2022	$494,554	$84,579	$8,210	$(24,959)	$0	$(9,795)	$383,431

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of total stockholder return (“TSR”) and net loss.

We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section of Summary Compensation Tables and Employment Agreements, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate  incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

With respect to net income, specifically, because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than revenue associated with grants. Consequently, our company does not consider net loss as a performance measure for our executive compensation program. In 2024, our net loss decreased from 2023 and 2022, respectively. This decrease was primarily due to the fact that we have curtailed our sponsored clinical trials and intend to rely on clinical trial data from the investigator initiated clinical trial conducted by MD Anderson Cancer Center in connection with our strategic alternatives review process.

The following graph illustrates the relationship during 2022-2024 of the CAP for our PEO and non-PEO NEO as calculated pursuant to SEC rules to our TSR assuming a $100 investment in our stock on December 31, 2021.

The following graph illustrates the relationship during 2022-2024 of the CAP for our CEO and other NEOs as calculated pursuant to SEC rules to our net loss.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	(b) Weighted Average Exercise Price of Outstanding Equity Stock Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders(1)	2,107	$1,001.25	2,356
Equity compensation plans not approved by stockholders	—	—	—
Total	2,107	1,001.25	2,356
(1) Represents options outstanding that were issued or remain available under the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan. The number of shares of our common stock authorized under the 2015 Equity Incentive Plan automatically increased on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve under the 2015 Equity Incentive Plan for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. The 2015 Equity Incentive Plan expired in accordance with its terms in January 2025. The number of shares of our common stock authorized under the 2015 Employee Stock Purchase Plan automatically increases on January 1st of each year for up to 10 years, in an amount equal to the lesser of (i) 2% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year, and (ii) 625 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve under the 2015 Employee Stock Purchase Plan for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Consistent with its annual compensation cycle, the Compensation Committee has for several years granted annual equity awards to our executive officers in February of each year. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
The following table presents information regarding stock options issued to certain of our executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award	Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
Mark J. Rosenblum	02/20/2024	188	$65.532	$11,372	3.2%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of October 24, 2025 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all our current executive officers and directors as a group.
The percentage ownership is based on 1,051,782 shares of common stock outstanding on October 24, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or other securities (including out-of-the-money securities) that are either immediately exercisable or exercisable or vest within 60 days of October 24, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd., Suite X, Houston, TX 77021.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

Beneficial Owner
David J. Arthur(1)	976	*
Mark J. Rosenblum(2)	390	*
Tess Burleson(3)	217	*
Arnold C. Hanish(4)	221	*
Jonathan Lieber(5)	217	*
Paul Lammers(6)	208	*
Bruce J. McCreedy(7)	206	*
William K McVicar(8)	218	*
All current executive officers and directors as a group (8 persons)(9)	$2,653.00	0.3%

*     Represents beneficial ownership of less than 1%.
(1)Represents (i) 409 shares of common stock, and (ii) 567 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(2)Represents (i) 182 shares of common stock and (ii) 208 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(3)Includes (i) 23 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(4)Includes (i) 27 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(5)Includes (i) 25 shares of common stock, and (ii) 192 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(6)Includes (i) 14 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(7)Includes (i) 12 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025 .
(8)Includes (i) 24 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.
(9)Includes (i) 716 shares of common stock, and (ii) 1,928 shares of common stock subject to options that are exercisable within 60 days of October 24, 2025.

CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”
DeuteRX Transaction
On January 12, 2022, we entered into an Acquisition and Strategic Collaboration Agreement (the “ASCA”), with DeuteRx, LLC, a Delaware limited liability company (the “DeuteRx”), pursuant to which DeuteRx agreed to sell, and we agreed to purchase certain assets of DeuteRx, including the development product we refer to as DRX-3164 (collectively, the “Purchased Assets”). Dr. McVicar, a member of our Board, serves as a consultant to DeuteRx and is employed by an affiliate of DeuteRx.
The Purchased Assets were purchased for an aggregate purchase price of $1,500,000 and the delivery of 333 shares of our common stock. We also agreed to pay to DeuteRx (i) milestone payments upon the occurrence of certain events and (ii) royalty payments.
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Transactions with Related Persons
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of this policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our Audit Committee considers the relevant available facts and circumstances, which may include, but not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee is a committee of the Board comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board, which is available on the Company’s website at http://www.salariuspharma.com. The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants. In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB and approved by the SEC. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed such accountants’ independence from the Company and its management.
The Audit Committee has discussed with management the procedures for selection of consultants and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence. The Audit Committee has discussed with the Company’s management and its independent registered public accountants, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
In addition, the Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2025.

Respectfully submitted,

Mr. Arnold C. Hanish, Chair
Ms. Tess Burleson
Mr. Jonathan Lieber

PROPOSAL 1
ELECTION OF DIRECTORS
Directors and Nominees
Our Board consists of seven (7) directors which are divided into three classes: Class I, Class II, and Class III. Each class has a three-year term.
Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Arnold C. Hanish and William K. McVicar as nominees for election as Class I directors at the Annual Meeting. If elected at the Annual Meeting, these directors would serve until the annual meeting of stockholders to be held in 2028 or until their respective successors are duly elected and qualified or until such individual’s earlier resignation, removal, death or incapacity. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, proxies will be voted for any nominee designated by our Board to fill the vacancy.
Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board to determine that such nominee should serve as a director are discussed in the “Directors and Executive Officers” section of this proxy statement and is incorporated into this section by reference.
Required Vote
Directors are elected by the affirmative vote of the holders of a majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy at the Annual Meeting. Further, if the majority of the votes cast for a director are marked “AGAINST” or “ABSTAIN” then notwithstanding the valid election of such director, the Bylaws stipulate that such director will voluntarily tender his or her irrevocable resignation for consideration by our Nominating and Corporate Governance Committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the Nominating and Corporate Governance Committee.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ARNOLD C. HANISH AND WILLIAM K. MCVICAR AS CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, the Board is submitting a “say on pay” proposal to our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Our executive compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. Stockholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of how our compensation programs reflect our objectives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board or the Compensation Committee. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure.”
Required Vote
Approval of the compensation of our named executive officers on a non-binding advisory basis requires the affirmative vote of a majority of the voting power of the capital stock entitled to vote and present in person or represented by proxy at the Annual Meeting. An abstention has the same effect as a vote “AGAINST” Proposal 2. Broker non-votes will have no effect.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee, which is composed entirely of non-employee independent directors, has selected Ernst & Young LLP as independent accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year ending December 31, 2025. Our Board has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in our best interests the best interests of our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Current Independent Registered Public Account Firm Fees
The following table presents fees from professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements (including services performed for Flex Pharma) for the years ended December 31, 2024, and 2023, and fees billed for other services rendered by Ernst & Young LLP during those period as set forth below:

	Years Ended December 31,
Services Provided	2023	2024
Audit fees (1)	$235,000	$255,038
Audit-related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	$63,000	$85,000
Total	$298,000	$340,038

(1)    Consists of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our registration statements.
(2)    Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.”
(3)    Consists of fees billed for tax compliance, tax advice, tax planning and tax return preparation.
(4)    Consists of fees billed for services, other than those described above under Audit fees and Tax fees.

Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.
Throughout the year, our Audit Committee reviews for any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee reviewed and pre-approved all audit services and permitted non-audit services performed during the years ended December 31, 2024 and 2023.
Required Vote
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the capital stock and entitled to vote and present in person or represented by proxy at the Annual Meeting. An abstention has the same effect as a vote "AGAINST" Proposal 3. Broker non-votes will have no effect. If your shares are held in street name, your broker, bank or other nominee has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

OTHER MATTERS
The Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by telephone or the Internet.
Availability of Annual Report on Form 10-K
A copy of an Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for our most recent fiscal year, may be found on our website, investors.salariuspharma.com. In addition, we will provide each beneficial owner of our securities with a copy of the Annual Report without charge, upon receipt of a written request from such person. Such request should be sent to the office of our Corporate Secretary, Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd., Suite X, Houston, TX 77021.
Householding of Proxy Materials
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of proxy materials mailed to you, please submit a request to our Secretary at 2450 Holcombe Blvd., Suite X, Houston, TX 77021 and we will promptly send you what you have requested. You can also contact our Secretary at the above address if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Stockholder Proposals for the 2026 Annual Meeting
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 10, 2026, to our Secretary at 2450 Holcombe Blvd., Suite X, Houston, TX 77021. If you wish to submit any other motion related to business proposed to be brought before next year’s annual meeting of stockholders, you must provide the specified information required by our Bylaws to our Secretary at 2450 Holcombe Blvd., X, Houston, TX 77021 not more than 120 days (July 10, 2026) nor less than 90 days (August 9, 2026) prior to the first anniversary of the date the proxy statement was provided to our stockholders in connection with the 2025 Annual Meeting of stockholders; however, if the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the 2025 annual meeting of stockholders, notice by the stockholder must be received by our Secretary not later than the close of business on the later of (i) the 90th day prior to the 2026 annual meeting of stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is publicly given. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 20, 2026, which is 60 days prior to the one-year anniversary of the Annual Meeting.
Other Business
Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors,
Houston, TX
November 7, 2025	/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 18, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SLRX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80961-P40157 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SALARIUS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors.

Nominees:

	For	Against	Abstain
1a. Arnold C. Hanish	☐	☐	☐
1b. William K. McVicar	☐	☐	☐

	For	Against	Abstain
2. A proposal to approve, on a non-binding advisory basis, the compensation paid by the Company to its named executed officers as disclosed in the proxy statement.	☐	☐	☐
3. A proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V80962-P40157

SALARIUS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
December 19, 2025 at 10:00 a.m. CT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Mark J. Rosenblum and Annie Yan, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SALARIUS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CT on December 19, 2025, virtually at www.virtualshareholdermeeting.com/SLRX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side